EXHIBIT 3.2

NEWALLIANCE BANCSHARES, INC.

BYLAWS

ARTICLE I - STOCKHOLDERS

Section 1. Annual Meeting.

An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Section 2. Special Meetings.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the “Whole Board”).

Section 3. Notice of Meetings.

Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article FOURTH of the Corporation’s Certificate of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy (after giving effect to the provisions of Article FOURTH of the Corporation’s Certificate of Incorporation) shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present in person or by proxy constituting a quorum, then except as otherwise required by law, those present in person or by proxy at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5. Organization.

Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the Chairman appoints.

Section 6. Conduct of Business.

(a) The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

(b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation’s capital stock that are beneficially owned (as defined in Section C of Article FOURTH of the Corporation’s Certificate of Incorporation) by such stockholder; (iv) the identification of any person retained or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation; and (v) any material interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(b). The Officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he or she should so determine, shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

(c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the meeting; provided, however, that in the event that less than one hundred (100) days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such stockholder; (B) the class and number of shares of the Corporation’s capital stock that are beneficially owned (as defined in Section C of Article FOURTH of the Corporation’s Certificate of Incorporation) by such stockholder; (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (D) a description of all arrangements or understandings between the stockholder and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she shall so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 7. Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Any facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

All voting, including on the election of Directors but excepting where otherwise required by law or by the governing documents of the Corporation, may be made by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedures established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

Section 8. Stock List.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting during ordinary business hours at the principal place of business of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE II- BOARD OF DIRECTORS

Section 1. General Powers, Number and Term of Office.

The business and affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors may exercise all powers of the Corporation and do all such lawful acts and things except as may be otherwise provided in the Certificate of Incorporation or under applicable law. The number of Directors who shall constitute the Whole Board shall be not less than eight (8) nor more than fifteen (15) persons, the number of such directorships to be fixed by the Board of Directors from time to time. The Board of Directors shall annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings. The initial Board of Directors shall be appointed by the incorporator, and shall serve without division into classes as described below until divided into classes prior to the first annual meeting of shareholders, pursuant to recommendations from the Corporate Governance Committee.

The Directors, other than those who may be elected by the holders of any class or series of preferred stock of the Corporation, shall be divided, with respect to the time for which they severally hold office, into three (3) classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified.

Section 2. Vacancies and Newly Created Directorships.

Subject to the rights of the holders of any class or series of preferred stock of the Corporation, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent Director.

Section 3. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called by one-third (1/3) of the Directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board, and shall be held at such place, on such date, and at such time as they, or he or she, shall fix. Notice of the place, date, and time of each such special meeting shall be given each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 5. Quorum.

At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7. Conduct of Business; Action Without Meeting.

At any meeting of the Board of Directors, the Chairman or, in his or her absence, another Director appointed by majority vote of the Directors present, shall preside. Business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or in the Certificate of Incorporation or as required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8. Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 9. Qualifications.

The Board of Directors, or a Committee thereof, may from time to time adopt policies or rules as to the qualifications of Directors.

ARTICLE III – COMMITTEES AND SUBCOMMITTEES

Section 1. Committees of the Board of Directors.

The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for these committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Subcommittees.

Unless otherwise provided in the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 3. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. All matters considered by such committees shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4. Audit Committee.

The Board of Directors shall appoint an Audit Committee of not less than three (3) Directors, all of whom shall be independent as required by the Securities Exchange Act of 1934 or regulations adopted pursuant thereto and the listing requirements of NASDAQ or such other exchange with which the Corporation may list its outstanding capital stock. At least one (1) member of the Audit Committee shall be a financial expert in accordance with applicable law and any applicable stock listing requirements. The Audit Committee shall, annually, have an audit or examination of the books, records, accounts and affairs of the Corporation made by independent certified public accountants. The Audit Committee shall have authority to determine what other or further audits or examinations of the Corporation or its affairs shall be made, the extent thereof and by whom the same shall be made and to arrange therefor. The Audit Committee shall operate pursuant to a Charter approved by the Committee and the entire Board.

Section 5. Corporate Governance Committee.

The Board of Directors shall appoint a Corporate Governance Committee of not less than three (3) Directors, all of whom shall be independent as required by the Securities Exchange Act of 1934 or regulations adopted pursuant thereto and the listing requirements of NASDAQ or such other exchange with which the Corporation may list its outstanding capital stock. The Corporate Governance Committee shall have authority regarding Director nominations, shareholder proposals, and other corporate governance matters. The Corporate Governance Committee shall operate pursuant to a Charter approved by the Committee and the entire Board.

Section 6. Compensation Committee.

The Board of Directors shall appoint a Compensation Committee of not less than three (3) Directors, all of whom shall be independent as required by the Securities Exchange Act of 1934 or regulations adopted pursuant thereto and the listing requirements of NASDAQ or such other exchange with which the Corporation may list its outstanding capital stock. The Compensation Committee shall have authority with respect to certain compensation issues as required by law, as delegated by the Board of Directors, and/or as prescribed by the Committee’s Charter. The Compensation Committee shall operate pursuant to a Charter approved by the Committee and the entire Board.

Section 7. Other Committees.

The Board of Directors may by resolution establish other committees composed of Directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof, consistent with the requirements of the Securities Exchange Act of 1934 and the listing requirements of NASDAQ, or such other exchange with which the Corporation may list its outstanding capital stock.

ARTICLE IV – OFFICERS

Section 1. Positions.

The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The offices of the Secretary and Treasurer may be held by the same person and a Vice President may also be either the Secretary or the Treasurer. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board of Directors may also elect or authorize the appointment of such other officers, including but not limited to one or more Assistant Secretaries and Assistant Treasurers, as the business of the Corporation may require. The officers shall have such authority and perform such duties as may be from time to time prescribed by statute or by these Bylaws, or by the Board of Directors. In the absence of such prescription, the officers shall have such powers and duties as generally pertain to their respective offices.

Section 2. President.

The President shall be the Chief Executive Officer, unless the Board of Directors designates otherwise. The President may serve as the Chairman of the Board, if so designated by the Board of Directors. The President may sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for the shares of the Corporation. In general, the President shall perform all the duties incident to the office of the President; provided, however, that any or all of the powers and duties of the President may be delegated by the Board of Directors by vote or by a contract of the Corporation approved by the Board of Directors, to some other officer, agent or employee of the Corporation.

Section 3. Vice Presidents.

In the absence, disability or death of the President, a Vice President shall have and possess all the powers and discharge all the duties of the President, and the Board of Directors may designate the particular Vice President, if more than one, to possess the powers and discharge the duties of the President. Any Vice President may also sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for the shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or by the President.

Section 4. Secretary.

It shall be the duty of the Secretary to act as secretary of all meetings of the Board of Directors and of the stockholders of the Corporation and keep the minutes thereof in a proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given or served; he or she may sign, with the Chairman of the Board or the President or a Vice President, certificates for the shares of the Corporation; he or she shall have the custody of the seal of the Corporation and, on behalf of the Corporation, he or she may attest and affix the corporate seal to such instruments as may require the same; and he or she shall in general perform all of the duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him or her by the Board of Directors or by the President.

Section 5. Treasurer.

The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his or her hands and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be designated by the Board of Directors or pursuant to its authorization; he or she shall enter, or cause to be entered, regularly, in books to be kept by him or her for that purpose, full and adequate account of all moneys received and paid by him or her on account of the Corporation, and shall render a detailed statement of his or her accounts and records to the Board of Directors as often as it shall require same; he or she may endorse for deposit or collection all negotiable instruments requiring endorsement for or on behalf of the Corporation; he or she may sign all receipts and vouchers for payments made to the Corporation; he or she may sign, with the Chairman of the Board or the

President or a Vice President, certificates for the shares of the Corporation; and he or she shall in general perform all the duties incident to the office of Treasurer, and such other duties as may from time to time be assigned to him or her by the Board of Directors or by the President.

Section 6. Assistant Secretary and Assistant Treasurer.

In the absence, disability or death of the Secretary or whenever convenience of the Corporation shall make it advisable, an Assistant Secretary shall have and possess all the powers and discharge all the duties of the Secretary; and in the absence, disability or death of the Treasurer or whenever the convenience of the Corporation shall make it advisable, an Assistant Treasurer shall have and possess all the powers and discharge all the duties of the Treasurer.

Section 7. Appointment and Term of Office.

The officers of the Corporation shall be appointed annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders and shall exercise such powers and perform such duties as shall be set forth in these Bylaws and as shall be determined from time to time by the Board of Directors. If the appointment of the officers is not made at such meeting, such appointment shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly appointed and qualified or until the officer’s death, resignation or removal in the manner hereinafter provided. Appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with applicable regulations; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 8 of this Article IV.

Section 8. Removal.

Any officer may be removed by the Board of Directors at any time with or without cause. An officer’s removal does not affect the officer’s contract rights, if any, with the Corporation.

Section 9. Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 10. Remuneration.

The remuneration of the officers shall be fixed from time to time by the Board of Directors.

Section 11. Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V - STOCK

Section 1. Certificates of Stock.

Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

Section 2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next day preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment or rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI - NOTICES

Section 1. Notices.

Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid. Any such notice sent by mail shall be addressed to such stockholder, Director, Officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails, shall be the time of the giving of the notice. Notice may also be made electronically if proper procedures and consents for such delivery have been satisfied.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE VII - MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or an assistant to the Treasurer.

Section 3. Reliance Upon Books, Reports and Records.

Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member or Officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Fiscal Year.

The fiscal year of the Corporation shall end on December 31 of every year.

ARTICLE VIII – EMERGENCY BYLAWS AND OTHER POLICIES

IN AN EMERGENCY

The Board of Directors of the Corporation may adopt emergency bylaws, subject to repeal or change by action of the stockholders, which shall notwithstanding any different provision elsewhere in Chapter 1 of the Delaware General Corporation Law or in the Certificate of Incorporation or these Bylaws, be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency, including provisions that:

(a) A meeting of the Board of Directors or a committee thereof may be called by any officer or Director in such manner and under such conditions as shall be prescribed in the emergency bylaws;

(b) The Director or Directors in attendance at the meeting, or any greater number fixed by the emergency bylaws, shall constitute a quorum; and

(c) The officers or other persons designated on a list approved by the Board of Directors before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the emergency bylaws or in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the Board of Directors, be deemed directors for such meeting.

The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties. The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do. No officer, Director or employee acting in accordance with any emergency bylaws shall be liable except for willful misconduct. To the extent not inconsistent with any emergency bylaws so adopted, the Bylaws of the Corporation shall remain in effect during any emergency and upon its termination the emergency bylaws shall cease to be operative. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during such an emergency may be given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. To the extent required to constitute a quorum at any meeting of the Board of Directors during such an emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.

ARTICLE IX- AMENDMENTS

The Board of Directors may amend, alter or repeal these Bylaws at any meeting of the Board, provided notice of the proposed change was given not less than two (2) days prior to the meeting. The stockholders shall also have power to amend, alter or repeal these Bylaws at any meeting of stockholders provided notice of the proposed change was given in the notice of the meeting; provided, however, that, notwithstanding any other provisions of the Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, the Certificate of Incorporation, any Preferred Stock Designation or these Bylaws, the affirmative votes of the holders of at least eighty percent (80.0%) of the voting power of all the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provisions of these Bylaws.

The above Bylaws are effective as of             ,         .